Exhibit 99.1

DAVIDsTEA Inc. Announces Fourth Quarter and Fiscal 2017 Financial Results

MONTREAL, April 19, 2018 (GLOBE NEWSWIRE) — DAVIDsTEA Inc. (Nasdaq:DTEA) today announced financial results for the three months and year ended February 3, 2018.

For the three months ended February 3, 2018:

•	Sales increased by 0.4% to C$86.7 million from C$86.3 million in the fourth quarter of fiscal 2016. Comparable sales decreased by 8.1%.
•	E-commerce sales continued to perform well and registered double-digit growth over the fourth quarter of fiscal 2016.
•

Gross profit decreased by 0.7% to  C$44.5 million from  C$44.8 million in the fourth quarter of fiscal 2016,  while gross profit as a percent of sales decreased to 51.3% from 51.9%.  The decrease in gross profit as a percent of sales was primarily due to the deleveraging of fixed costs due to the negative 8.1% comparative sales this quarter.

•	Fourth quarter results include an impairment charge of C$10.1 million and the impact for onerous contracts of C$13.5 million due to underperforming stores opened in prior years.
•

Selling, general and administration expenses (“SG&A”), which includes the impairment and onerous contract charges, increased by 21.3% to C$52.9 million from C$43.6 million in the fourth quarter of fiscal 2016. As a percent of sales, SG&A increased to 61.0% from 50.5%.  Adjusted SG&A, a non-IFRS measure, which excludes the impairment and onerous contract charges, as well as executive and employee separation costs, increased 3.3% to C$30.9 million from C$29.9 million, due primarily to the hiring of additional staff to support the growth of the Company, including new stores, and higher store operating expenses considering 9 net additional stores. As a percent of sales, adjusted SG&A increased to 35.6% from 34.6%.

•

Results from operating activities were C$ (8.4) million as compared to C$1.2 million in the fourth quarter of fiscal 2016. Adjusted results from operating activities, a non-IFRS measure, which excludes the adjustments referred to above, decreased to C$13.6 million from C$15.0 million.

•	Adjusted EBITDA, a non-IFRS measure, was C$16.4 million compared to C$18.1 million in the fourth quarter of fiscal 2016.
•

Net loss was C$ (16.1) million compared to net income of  C$2.0 million in the fourth quarter of fiscal 2016, primarily due to impairment charges, the impact for onerous contracts, a write-down of deferred income tax assets, the impact of the changes in U.S. tax rates, as well as executive and employee separation costs. Adjusted net income,  a non-IFRS measure excluding these adjustments, was C$9.7 million compared to C$10.6 million.

•

Fully diluted loss per common share was  C$ (0.62) compared to fully diluted income per common share of C$0.08. Adjusted fully diluted income per common share, a non-IFRS measure, was  C$0.37 per share compared to  C$0.41.

“We initiated various cost reduction measures across the business and reinvested the savings in new IT systems, including the new e-commerce platform, as well as in merchandising and marketing staff. We believe these operational initiatives will put DAVIDsTEA back on track as we move into the second half of Fiscal 2018. This translated into a slower rate of decline in our fourth quarter results when compared to previous quarters, including Adjusted EBITDA of $C16.4 million for the period.  Our core tea business continued to grow and online sales were robust, registering double-digit growth. However, sales of tea accessories remained a challenge during the Holiday Season as we continued to optimize and improve our assortment mix,” said DAVIDsTEA President and Chief Executive Officer, Joel Silver.

Outlook:

“We begin fiscal 2018 with a strong, focused leadership team, a more stable business and a clear go-forward plan,” Mr. Silver added. “We remain in a solid financial position with a cash balance of C$63.5 million at the end of fiscal 2017. Considering lower anticipated CAPEX for fiscal 2018 and projected free cash flow, our cash position should remain at similar levels through the remainder of fiscal 2018 as compared to fiscal 2017.”

“We anticipate the first half of fiscal 2018 to remain somewhat challenging followed by a stronger second half as some of our initiatives, most notably improved product offering and merchandising gain full traction. We recently launched our new e-commerce website, which is a core part of DAVIDsTEA’s ambitious plans to grow on-line sales. The new website includes marked improvements to enhance the mobile experience, increase speed and traffic, and drive higher conversion, with new enhancements and functionality to follow in 2018. Finally, we are pleased with some of the initiatives related to our new concept stores and expect that several elements will become key components of our future store renovation program,” Mr. Silver concluded.

For the year ended February 3, 2018:

•	Sales increased by 3.7% to $224.0 million from C$216.0 million in fiscal 2016. Comparable sales decreased by 6.0%.
•

Gross profit decreased by 1.2% to C$107.2 million from C$108.5 million in fiscal 2016, while gross profit as a percent of sales decreased to 47.9% from 50.2%. The decrease in gross profit as a percent of sales was primarily due to additional promotional activity and deleveraging of fixed costs due to the negative 6.0% comparative sales for the year.

•

SG&A increased to C$131.9 million from C$114.8 million in fiscal 2016. As a percent of sales, SG&A increased to 58.9% from 53.1%. Adjusted SG&A, a non-IFRS measure which excludes the adjustments referred to above, increased 9.5% to C$106.8 million from C$97.5, due primarily to the hiring of additional staff to support the Company’s growth, including new stores, and higher operating expenses to support the operations of 240 stores as of February 3, 2018 as compared to 231 stores as of January 28, 2017. As a percent of sales, adjusted SG&A increased to 47.7% from 45.1%.

•

Results from operating activities were C$ (24.7) million as compared to C$ (6.3) million in fiscal 2016. Adjusted results from operating activities, a non-IFRS measure which excludes the adjustments referred to above, decreased to C$0.5 million from C$10.9 million.

•

Net loss was C$ (28.5) million compared to a  net loss of C$ (3.7) million in fiscal 2016.  Adjusted net income (loss),  a non-IFRS measure which excludes the adjustments referred to above, was C$ (0.1) million compared to C$7.5 million.

•

Fully diluted loss per common share was C$ (1.11) compared to C$ (0.15) in fiscal 2016. Adjusted fully diluted income (loss) per common share, a non-IFRS measure, was C$ (0.00) per share compared to C$0.29.

Conference Call Information:

A conference call to discuss the fourth quarter and Fiscal 2017 financial results is scheduled for today, April 19, 2018, at 4:30 p.m. Eastern Time. Interested parties can join the call by dialling 1-866-521-4909 or 1-647-427-2311. The conference call can also be accessed via live webcast in the Company’s Investor Relations section of its website at www.davidstea.com.

An online archive of the webcast will be available within two hours of the conclusion of the call and will remain available for 30 days.

Non-IFRS Information:

This press release includes non-IFRS measures including Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share. Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share are not presentations made in accordance with IFRS, and the use of the terms Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share may differ from similar measures reported by other companies. We believe that Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share provide investors with useful information with respect to our historical operations. We present Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share as supplemental performance measures because we believe they facilitate a comparative assessment of our operating performance relative to our performance based on our results under IFRS, while isolating the effects of some items that vary from period-to-period. Specifically, Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share allow for an assessment of our operating performance, including new store costs, without the effect of non-cash charges of the period or other one-time charges, such as depreciation, amortization, finance costs, deferred rent, non-cash compensation expense, costs related to onerous contracts or contracts where we expect the costs of the obligations to exceed the economic benefit, gain (loss) on derivative financial instruments, loss on disposal of property and equipment, impairment of property and equipment, and certain non-recurring expenses. These measures also function as benchmarks to evaluate our operating performance. Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share are not measurements of our financial performance under IFRS and should not be considered in isolation or as alternatives to net income, net cash provided by operating, investing or financing activities or any other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with IFRS. We understand that although Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share are frequently used by securities analysts, lenders and others in their evaluation of companies, they have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under IFRS. Some of these limitations are:

•

Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share do not reflect changes in, or cash requirements for, our working capital needs; and

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Because of these limitations, Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Forward-Looking Statements:

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including management’s beliefs about the Company’s prospects,  product offerings, strategic plans and financial guidance for the coming fiscal year. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks and uncertainties including: the Company’s ability to implement its strategy, the Company’s ability to maintain and enhance its brand image, particularly in new markets; the Company’s ability to compete in the specialty tea and beverage category; the Company’s ability to expand and improve its operations; changes in the Company’s executive management team; levels of foot traffic in locations in which the Company’s stores are located; changes in consumer trends and preferences; fluctuations in foreign currency exchange rates; general economic conditions and consumer confidence; minimum wage laws; the importance of the Company’s first fiscal quarter to results of operations for the entire fiscal year; and other risks set forth in the Company’s Annual Report on Form 10-K f0or the year ended February 3, 2018 and filed with the Securities and Exchange Commission on April 19, 2018. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About DAVIDsTEA:

DAVIDsTEA is a retailer of specialty tea, offering a differentiated selection of proprietary loose-leaf teas, pre-packaged teas, tea sachets and tea-related gifts, accessories and food and beverages, primarily through 240 company-operated DAVIDsTEA stores throughout Canada and the United States as of February 3, 2018, and its website, davidstea.com. The Company is headquartered in Montréal, Canada.

CONSOLIDATED BALANCE SHEETS

[Unaudited and in thousands of Canadian dollars]

	As at	As at
	February 3,	January 28,
	2018	2017
	$	$

ASSETS
Current
Cash	63,484	64,440
Accounts and other receivables	3,131	3,485
Inventories	24,450	31,264
Income tax receivable	2,968	539
Prepaid expenses and deposits	7,712	5,659
Derivative financial instruments	—	454
Total current assets	101,745	105,841
Property and equipment	36,558	51,160
Intangible assets	4,439	2,958
Deferred income tax assets	5,194	14,375
Total assets	147,936	174,334
LIABILITIES AND EQUITY
Current
Trade and other payables	14,392	19,681
Deferred revenue	5,186	4,885
Current portion of provisions	4,693	2,562
Derivative financial instruments	229	—
Total current liabilities	24,500	27,128
Deferred rent and lease inducements	8,608	7,824
Provisions	13,460	5,932
Total liabilities	46,568	40,884
Equity
Share capital	111,692	263,828
Contributed surplus	2,642	8,833
Deficit	(14,721)	(142,398)
Accumulated other comprehensive income	1,755	3,187
Total equity	101,368	133,450
	147,936	174,334

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

AND COMPREHENSIVE INCOME (LOSS)

[Unaudited and in thousands of Canadian dollars, except share information]

	For the three months ended		For the year ended
	February 3,	January 28,	February 3,	January 28,
	2018	2017	2018	2017
	$	$	$	$

Sales	86,662	86,302	224,015	215,984
Cost of sales	42,178	41,462	116,772	107,534
Gross profit	44,484	44,840	107,243	108,450
Selling, general and administration expenses	52,926	43,640	131,930	114,756
Results from operating activities	(8,442)	1,200	(24,687)	(6,306)
Finance costs	1,756	21	2,371	76
Finance income	(147)	(85)	(567)	(479)
Loss before income taxes	(10,051)	1,264	(26,491)	(5,903)
Provision for income tax (recovery)	6,040	(781)	2,010	(2,235)
Net loss	(16,091)	2,045	(28,501)	(3,668)
Other comprehensive income (loss)
Items to be reclassified subsequently to income:
Unrealized net gain (loss) on forward exchange contracts	(1,087)	(265)	(992)	(2,247)
Realized net (gain) loss on forward exchange contracts reclassified to inventory	230	(346)	309	(742)
Provision for income tax recovery (income tax) on comprehensive income	229	162	183	793
Cumulative translation adjustment	(629)	(50)	(932)	(820)
Other comprehensive income (loss), net of tax	(1,257)	(499)	(1,432)	(3,016)
Total comprehensive income loss	(17,348)	1,546	(29,933)	(6,684)
Net loss per share:
Basic	(0.62)	0.08	(1.11)	(0.15)
Fully diluted	(0.62)	0.08	(1.11)	(0.15)
Weighted average number of shares outstanding
— basic	25,874,769	25,133,644	25,716,186	24,699,290
— fully diluted	25,874,769	26,035,505	25,716,186	24,699,290

CONSOLIDATED STATEMENTS OF CASH FLOWS

[Unaudited and in thousands of Canadian dollars]

	For the three months ended		For the year ended
	February 3,	January 28,	February 3,	January 28,
	2018	2017	2018	2017
	$	$	$	$

OPERATING ACTIVITIES
Net income (loss)	(16,091)	2,045	(28,501)	(3,668)
Items not affecting cash:
Depreciation of property and equipment	2,115	2,251	8,431	8,069
Amortization of intangible assets	226	231	1,474	758
Loss on disposal of property and equipment	34	45	82	356
Impairment of property and equipment	10,098	5,000	15,069	7,516
Deferred rent	165	294	542	1,325
Provision for onerous contracts	11,894	8,092	10,321	8,140
Stock-based compensation expense	283	691	2,021	2,264
Amortization of financing fees	20	20	79	75
Accretion on provisions	1,734	—	2,292	—
Deferred income taxes (recovered)	3,382	(4,855)	3,585	(4,380)
	13,860	13,814	15,395	20,455
Net change in other non-cash working capital balances related to operations	15,974	22,174	(5,537)	(9,293)
Cash flows related to operating activities	29,834	35,988	9,858	11,162
FINANCING ACTIVITIES
Proceeds from issuance of common shares pursuant to exercise of stock options	86	973	1,782	2,779
Cash flows related to financing activities	86	973	1,782	2,779
INVESTING ACTIVITIES
Additions to property and equipment	(2,133)	(5,033)	(9,634)	(20,531)
Additions to intangible assets	(1,168)	(624)	(2,962)	(1,484)
Cash flows related to investing activities	(3,301)	(5,657)	(12,596)	(22,015)
Increase (decrease) in cash during the period	26,619	31,304	(956)	(8,074)
Cash, beginning of period	36,865	33,136	64,440	72,514
Cash, end of period	63,484	64,440	63,484	64,440

Reconciliation of Adjusted EBITDA

[Unaudited and in thousands of Canadian dollars]

	For the three months ended		For the year ended
	February 3,	January 28,	February 3,	January 28,
	2018	2017	2018	2017

Net income (loss)	$(16,091)	$2,045	$(28,501)	$(3,668)
Finance costs	1,756	21	2,371	76
Finance income	(147)	(85)	(567)	(479)
Depreciation and amortization	2,341	2,482	9,905	8,827
Loss on disposal of property and equipment	34	45	82	45
Provision for income tax (recovery)	6,040	(781)	2,010	(2,235)
EBITDA	$(6,067)	$3,727	$(14,700)	$2,566
Additional adjustments :
Stock-based compensation expense (a)	283	691	2,021	2,264
Executive and employee separation costs related to salary (b)	151	330	2,033	835
Impairment of property and equipment (c)	10,098	5,000	15,069	7,516
Impact of onerous contracts (d)	11,767	8,092	7,854	8,140
Deferred rent (e)	165	294	542	1,325
Loss on disposal of property and equipment (f)	—	—	—	311
Adjusted EBITDA	$16,397	$18,134	$12,819	$22,957

(a)	Represents non-cash stock-based compensation expense.
(b)	Executive and employee separation costs related to salary represent salary owed to former executives and employees as part of their separation of employment from the Company.
(c)	Represents costs related to impairment of property and equipment for stores.
(d)

Represents provision, non-cash reversals, and utilization related to certain stores where the unavoidable costs of meeting the obligations under the lease agreements are expected to exceed the economic benefits expected to be received from the contract.

(e)	Represents the extent to which our annual rent expense has been above or below our cash rent payments.
(f)	Represents non-cash costs related to the loss on disposal of property and equipment due to new store concept at an existing store location in the prior year periods.

Reconciliation of IFRS basis to Adjusted net income (loss)

[Unaudited and in thousands of Canadian dollars]

	For the three months ended		For the year ended
	February 3,	January 28,	February 3,	January 28,
	2018	2017	2018	2017

Net income (loss)	$(16,091)	$2,045	$(28,501)	$(3,668)
Executive and employee separation costs (a)	151	673	2,225	1,267
Impairment of property and equipment (b)	10,098	5,000	15,069	7,516
Impact of onerous contracts (c)	13,501	8,092	10,146	8,140
Loss on disposal of property and equipment (d)	—	—	—	311
Income tax expense adjustment (e)	(6,313)	(5,203)	(7,444)	(6,099)
Write-down of deferred income tax assets (f)	6,409	—	6,409	—
Impact of change in U.S. tax rates (g)	1,986	—	1,986	—
Adjusted net income (loss)	$9,741	$10,607	$(110)	$7,467

(a)

Executive and employee separation costs represent salary owed to former executives and  employees of $151 and $2,033 for the three months and year ended February 3, 2018 ($330 and $835 for the three months and year ended January 28, 2017) as part of their separation of employment from the Company and stock-based compensation of nil and $192 for the three months and year ended February 3, 2018 ($343 and $432 for the three months and year ended January 28, 2017) relating to the vesting of equity awards due the separation of employment from the Company.

(b)	Represents costs related to impairment of property and equipment for stores.
(c)

Represents provision, non-cash reversals, utilization,  and accretion expense related to certain stores where the unavoidable costs of meeting the obligations under the lease agreement are expected to exceed the economic benefits expected to be received from the contract. The accretion expense on provisions for onerous contracts is included in Finance costs on the Consolidated Statement of Comprehensive Income (Loss) for the three months and year ended February 3, 2018.

(d)	Represents non-cash costs related to the loss on disposal of property and equipment due to new store concept at an existing store location in the prior year periods.
(e)

Removes the income tax impact of the executive separation costs, impairment of property and equipment, impact of onerous contracts, and the loss on disposal of property and equipment referenced in note (a), (b), (c) and (d).

(f)	Represents a write-down of the U.S. entity’s deferred income tax assets.
(g)	Represents the impact on the U.S. entity’s deferred income tax assets related to changes in the U.S. statutory income tax rates.

Reconciliation of IFRS basis to Adjusted results from operating activities

[Unaudited and in thousands of Canadian dollars]

	For the three months ended		For the year ended
	February 3,	January 28,	February 3,	January 28,
	2018	2017	2018	2017
	$	$	$	$

Results from operating activities	(8,442)	1,200	(24,687)	(6,306)
Executive and employee separation costs (a)	151	673	2,225	1,267
Impairment of property and equipment (b)	10,098	5,000	15,069	7,516
Impact of onerous contracts (c)	11,767	8,092	7,854	8,140
Loss on disposal of property and equipment (d)	—	—	—	311
Adjusted results from operating activities	$ 13,574	$ 14,965	$ 461	$ 10,928

(a)

Executive and employee separation costs represent salary owed to former executives and  employees of $151 and $2,033 for the three months and year ended February 3, 2018 ($330 and $835 for the three months and year ended January 28, 2017) as part of their separation of employment from the Company and stock-based compensation of nil and $192 for the three months and year ended February 3, 2018 ($343 and $432 for the three months and year ended January 28, 2017) relating to the vesting of equity awards due the separation of employment from the Company.

(b)	Represents costs related to impairment of property and equipment for stores.
(c)

Represents provision, non-cash reversals, and utilization related to certain stores where the unavoidable costs of meeting the obligations under the lease agreement are expected to exceed the economic benefits expected to be received from the contract.

(d)	Represents non-cash costs related to the loss on disposal of property and equipment due to new store concept at an existing store location in the prior year periods.

Reconciliation of IFRS basis to Adjusted selling, general and administration expenses

[Unaudited and in thousands of Canadian dollars]

	For the three months ended		For the year ended
	February 3,	January 28,	February 3,	January 28,
	2018	2017	2018	2017
	$	$	$	$

Selling, general and administration expenses	52,926	43,640	131,930	114,756
Executive and employee separation costs (a)	(151)	(673)	(2,225)	(1,267)
Impairment of property and equipment (b)	(10,098)	(5,000)	(15,069)	(7,516)
Impact of onerous contracts (c)	(11,767)	(8,092)	(7,854)	(8,140)
Loss on disposal of property and equipment (d)	—	—	—	(311)
Adjusted selling, general and administration expenses	30,910	29,875	106,782	97,522

(a)

Executive and employee separation costs represent salary owed to former executives and employees of $151 and $2,033 for the three months and year ended February 3, 2018 ($330 and $835 for the three months and year ended January 28, 2017) as part of their separation of employment from the Company and stock-based compensation of nil and $192 for the three months and year ended February 3, 2018 ($343 and $432 for the three months and year ended January 28, 2017) relating to the vesting of equity awards due the separation of employment from the Company.

(b)	Represents costs related to impairment of property and equipment for stores.
(c)

Represents provision, non-cash reversals, and utilization related to certain stores where the unavoidable costs of meeting the obligations under the lease agreement are expected to exceed the economic benefits expected to be received from the contract.

(d)	Represents non-cash costs related to the loss on disposal of property and equipment due to new store concept at an existing store location in the prior year periods.

Reconciliation of fully diluted weighted average common shares outstanding, as reported, to adjusted fully diluted weighted average common shares outstanding

[Unaudited and in thousands of Canadian dollars, except per share]

	For the three months ended		For the year ended
	February 3,	January 28,	February 3,	January 28,
	2018	2017	2018	2017

Weighted average number of shares outstanding, fully diluted	25,874,769	25,133,643	25,716,186	24,699,290
Adjustments:
Adjustment for anti-dilution (a)	247,008	901,862	—	1,310,218
Adjusted weighted average number of shares outstanding, fully diluted	26,121,777	26,035,505	25,716,186	26,009,508

Net income (loss) per share, fully diluted	(0.62)	0.08	(1.11)	(0.15)

Adjusted net income (loss) per share, fully diluted	0.37	0.41	(0.00)	0.29

(a) Reflects the diluted impact of stock options, utilizing the treasury method, and restricted stock units.

Investor Contact

MaisonBrison Communications

Pierre Boucher

514.207.0000

investors@davidstea.com

Media Contact

Edelman

Nina Godard

416.455.6324

nina.godard@edelman.com